EXHIBIT 4.1

ASTRA SPACE, INC.

Form of Senior Secured Convertible Note due 2025

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ASTRA SPACE, INC.

Form of Senior Secured Convertible Note due 2025

Certificate No. A-[ • ]

Each of Astra Space, Inc., a Delaware corporation (the “Company”), Astra Space Operations, LLC, a Delaware limited liability company, Apollo Fusion, LLC, a Delaware limited liability company, Indigo Space, LLC, a Delaware limited liability company, Astra Space Platform Holdings LLC, a Delaware limited liability company, Astra Space Platform Services LLC, a Delaware limited liability company, Astra Earth Operations LLC, a Delaware limited liability company, Astra Spacecraft Engines, Inc., a Delaware corporation, and Astra Space Technologies Holdings, Inc., a Delaware corporation (the foregoing, together with the Company and each other Subsidiary of the Company from time to time, collectively, the “Note Parties” and each a “Note Party”), for value received, hereby unconditionally, jointly and severally promises to pay to [ • ] (the “Initial Holder”), or its permitted and registered successors and assigns, the principal sum of [ • ] dollars ($[ • ]) (the “Stated Principal Amount” and as such Stated Principal Amount may be increased from time to time through the payment of PIK Interest (as defined herein) pursuant to the terms of this Senior Secured Convertible Note due 2025 (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”), including pursuant to Default PIK Interest (as defined herein), the “Principal Amount”) on the Maturity Date (as defined on the other side of this Note), as provided in and subject to the other provisions of this Note, including the earlier conversion, redemption or repurchase of this Note.

Unless otherwise indicated, references herein to “dollars” or “$” are to U.S. dollars.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Astra Space, Inc. has caused this instrument to be duly executed as of the date set forth below.

ASTRA SPACE, INC.

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE OPERATIONS, LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

APOLLO FUSION, LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

INDIGO SPACE, LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE PLATFORM HOLDINGS LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE PLATFORM SERVICES LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

(Signature Page to Senior Secured Convertible Note due 2025, Certificate No. A-[ • ])

ASTRA EARTH OPERATIONS LLC

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACECRAFT ENGINES, INC.

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

ASTRA SPACE TECHNOLOGIES HOLDINGS, INC.

Date: _____________, 2024	By:
Name: Axel Martinez
Title: Chief Financial Officer

(Signature Page to Senior Secured Convertible Note due 2025, Certificate No. A-[ • ])

ASTRA SPACE, INC.

Senior Secured Convertible Note due 2025

This Note is issued by the Note Parties and is designated as their “Senior Secured Convertible Notes due 2025.” For the avoidance of doubt, this Senior Secured Convertible Note due 2025, together with any other Senior Secured Convertible Note due 2025 issued by the Note Parties shall be part of, and form, the same series of “Senior Secured Convertible Notes due 2025.”

Section 1. DEFINITIONS.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Amendment No. 3 Effective Date” has the meaning set forth in the Omnibus Amendment.

“Amortization Date” means, (A) June 1, 2024, and each February 1, May 1, August 1 and November 1 of each calendar year thereafter; and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Payment” means, with respect to any Amortization Date, an amount on such Amortization Date equal to 11.11% of the Stated Principal Amount of this Note.

“ASE” means Astra Spacecraft Engines, Inc., a Delaware corporation, and a Subsidiary of the Company.

“ASE Disposition” means the sale, transfer, license, lease or other disposition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of ASE, or any sale, transfer or other disposition (in one transaction or a series of transactions) of more than 50% of the Equity Interests of ASE to another Person (or the granting of any option or other right to do any of the foregoing).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Closing Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Stated Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Event” shall mean the occurrence of any of the following:

(A) The Company or any of its Subsidiaries becomes insolvent within the meaning of 11 U.S.C. §101(32) or any other Bankruptcy Law;

(B) The Company or any of its Subsidiaries generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its Indebtedness, or proposes a compromise or arrangement or deed of company between it and any class of its creditors;

(C) The Company or any of its Subsidiaries commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(D) The Company or any of its Subsidiaries institutes a proceeding seeking to adjudicate it as insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(E) The Company or any of its Subsidiaries applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

(F) The Company or any of its Subsidiaries takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in the other clauses of this definition, or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(G) Any petition is filed, application made or other proceeding instituted against or in respect of Company or any of its Subsidiaries:

(i)	seeking to adjudicate it as insolvent;

(ii)	seeking a receiving order against it;

(iii)

seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any law, whether U.S. or non-U.S., now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv)

seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property, and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of forty-five (45) days after the institution thereof; provided that if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against the Company or a Subsidiary thereunder in the interim, such grace period will cease to apply; provided, further, that if the Company or a Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding prior to such date, the grace period will cease to apply;

(H) An affirmative vote by the Board of Directors of the Company or the board of directors, managers or members of any of its Subsidiaries to commence any case, proceeding or other action described in the clauses (A)-(F) above;

(I) Any other event or circumstance occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events or circumstance referred to in the other clauses of this definition.

“Bankruptcy Law” means Title 11, United States Code, as now and hereafter in effect, or any successor statute, or any similar applicable U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Budget” means a fiscal year forward looking budget of the Company prepared on a monthly basis (including detailed cash monthly expenditures), which is approved by the Board of Directors and the Required Holders (as defined in the Securities Purchase Agreement), which after the initial Budget shall include actual expenditures for the preceding fiscal year period then ended and a variance analysis for such period of actual expenditures versus forecasted cash expenditure included in the most recent Budget covering any portion of such period, and includes any revised Budget prepared by the Company and approved by the Board of Directors and the Required Holders.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Expenditures” means, for any period, the aggregate, without duplication, of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment and other charges (paid or accrued) representing costs to acquire property, plant or equipment included in Capital Expenditures reflected in the consolidated balance sheet of the Company and its Subsidiaries and (b) the value of all assets under Capital Leases incurred by the Company and its Subsidiaries during such period (other than as a result of purchase accounting).

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreement; provided, however, that the Excluded Collateral shall be excluded from the Collateral.

“Collateral Agent” means GLAS Americas LLC in its capacity as collateral agent for the benefit of itself and the Holders and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company, subject to Section 5(I).

“Common Stock Change Event” has the meaning set forth in Section 5(I)(i)(4).

“Company” has the meaning set forth in the cover page of this Note.

“Company Redemption” has the meaning set forth in Section 7(A).

“Company Redemption Price” means, with respect to this Note upon a Company Redemption, a cash amount equal to the greater of (A) the Principal Amount of this Note and (B) the then applicable Minimum Return amount in effect at such time multiplied by the then outstanding Stated Principal Amount of this Note to be so redeemed, in each case of clause (A) and clause (B), plus accrued and uncapitalized interest on this Note.

“Company Redemption Date” has the meaning set forth in Section 7(A).

“Company Redemption Notice” has the meaning set forth in Section 7(A).

“Compliance Certificate” has the meaning set forth in Section 8(J).

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” has the meaning set forth in the Security Agreement.

“Conversion Consideration” has the meaning set forth in Section 5(E)(i).

“Conversion Date” means the first Business Day on which the requirements set forth in Section 5(C)(i) to convert this Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 1,237.6238 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 5; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Settlement Date” has the meaning set forth in Section 5(E)(iii).

“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 5(E)(iv)(1).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ASTR <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default PIK Interest” has the meaning set forth in Section 10(D).

“Deferred Amortization Payment” has the meaning set forth in Section 4(A).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

(D) in the case of each of clauses (A), (B) and (C), at any point prior to the date that is one year after the Maturity Date.

“DTC” means The Depository Trust Company or its successor.

“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, The Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied: (x) as of such date and on each of the sixty (60) previous calendar days, the shares issuable pursuant to this Note have been Freely Tradeable and (y) as of such date and on each of the thirty (30) previous VWAP Trading Days (A) the Holder is not in possession of any material non-public information provided by or on behalf of the Company or by or on behalf of any of its employees, agents or advisors; (B) the issuance of such shares will not be limited by Section 5(J); (C) such shares will satisfy Section 5(F)(i); (D) no pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (E) no Default will have occurred and be continuing and no Event of Default will have occurred which has not been waived; and (F) the shares issuable pursuant to this Note are Freely Tradeable.

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity-Linked Securities” means any rights, obligations, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to an Event of Default Acceleration Event, a cash amount equal to the greater of (A) the Principal Amount of this Note and (B) the then applicable Minimum Return amount in effect at such time multiplied by the then outstanding Stated Principal Amount of this Note (or such lesser principal amount accelerated pursuant to such notice), in each case of clause (A) and clause (B), plus accrued and uncapitalized interest on this Note.

“Event of Default Acceleration Event” means the occurrence of any of the following events or circumstance prior to the Maturity Date: (a) delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, (b) there is a Bankruptcy Event, (c) all or any portion of the Obligations evidenced by the Notes or any Other Notes are satisfied as a result of a foreclosure sale, deed in lieu or by any other means (including, without limitation, (x) a foreclosure or enforcement of any Lien on the Collateral pursuant to the Transaction Documents or (y) a sale of the Collateral in any proceeding under any Bankruptcy Law), or (d) there is a restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any proceeding under any Bankruptcy Law.

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 5(J).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 5(G)(i)(5).

“Expiration Time” has the meaning set forth in Section 5(G)(i)(5).

“Extended Maturity Date” has the meaning set forth in Section 4(C).

“Freely Tradeable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange is pending or has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly-Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly-Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, transfer, license, lease or other disposition, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly-Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) any person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquires shares of the Company’s common equity representing more than fifty percent (50%) of the Company’s then-outstanding common equity;

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

(D) the Common Stock ceases to be listed or ceases to be traded on any Eligible Exchange; or

(E) the consummation of an ASE Disposition.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B) above will be deemed to occur solely pursuant to clause (B) above; and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Price” means, with respect to this Note (or any portion of this Note to be repurchased) upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) the then outstanding Principal Amount of this Note (or such lesser principal amount to be repurchased pursuant to such Fundamental Change Repurchase Notice), or (B) the then applicable Minimum Return amount in effect at such time multiplied by the then outstanding Stated Principal Amount of this Note (or such lesser principal amount to be repurchased pursuant to such Fundamental Change Repurchase Notice) to be so repurchased, in each case of clause (A) and clause (B), plus the accrued and uncapitalized interest on this Note.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Government Funding” means any funding provided by any local, state or federal government or any funding guaranteed by any such local, state or federal government; provided, that such Government Funding (1) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than ninety-one (91) days following the Maturity Date, (2) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note, and (3) shall be unsecured and subordinated to the Notes.

“Guarantor(s)” means, collectively, each Person that from time to time guarantees the Obligations under the Notes pursuant to the Guaranty Agreement.

“Guaranty Agreement” means that certain Guaranty Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Guarantors from time to time party thereto for the benefit of the Collateral Agent on behalf of itself and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

“Holder Conversion Notice” has the meaning set forth in Section 5(C)(i).

“Holders” means the Holder and the Other Holders, which initially is the Initial Holder and each “Initial Holder” under the Other Notes.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 8(T).

“Initial Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Capitalization Date” means (A) June 1, 2024, and each February 1, May 1, August 1 and November 1 of each calendar year thereafter; and (B) if not otherwise included in clause (A), the Maturity Date.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [ • ], 20[ • ].

“Last Reported Sale Price” of the shares of Common Stock for any VWAP Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such VWAP Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the shares of Common Stock are then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such VWAP Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such VWAP Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such VWAP Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such VWAP Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 15, 2025; provided, that the Maturity Date may be extended to a later date certain by written agreement of the Company and the Holder.

“Maximum Percentage” has the meaning set forth in Section 5(J).

“Minimum Return” means, with respect to the calculation of any Company Redemption Price, Event of Default Acceleration Amount, Fundamental Change Repurchase Price or Minimum Return Maturity Amount, the amount below in the “Minimum Return” column that corresponds to such date in the “Determination Date” column of such (i) Company Redemption Date, with respect to a Company Redemption, (ii) the date of the Event of Default Notice or the date of automatic acceleration pursuant to Section 10(B)(i), with respect to any acceleration pursuant to Section 10(B), (iii) the Fundamental Change Repurchase Date, with respect to any required repurchase of this Note upon a Fundamental Change and (iv) the Maturity Date, with respect to payment of the Note on the Maturity Date pursuant to Section 4(C):

Determination Date	Minimum Return
On or after the Issue Date but on or prior to June 30, 2024	150%
After to June 30, 2024	175%

“Minimum Return Maturity Amount” has the meaning set forth in Section 4(C).

“Net Cash Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Subsidiaries in respect of an ASE Disposition (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in such ASE Disposition), net of (A) the direct costs relating to such ASE Disposition, including, without limitation, any legal, accounting and investment banking fees and sales commissions, and any relocation expenses incurred as a result of such ASE Disposition,

(B) taxes paid or payable as a result of such ASE Disposition, in each case, after taking into account, without duplication, any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such ASE Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (C) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, (C) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released), and (D) unless otherwise agreed in writing by the Company and the Holder of this Note and all Other Holders of all Other Notes, $5,000,000 for general corporate purposes of the Company and its Subsidiaries.

“Note” and “Notes” have the meanings set forth in the cover page of this Note.

“Note Party” and “Note Parties” have the meanings set forth in the cover page of this Note.

“Obligations” means all obligations of every nature of the Company and the Guarantors from time to time owed to the Holder, the Other Holders or the Collateral Agent or any one of them, under any Transaction Document, regardless of how such obligation arises or by what agreement or instrument it may be evidenced, whether or not it is or may be direct, indirect, matured, unmatured, absolute, contingent, primary, secondary, liquidated, unliquidated, disputed, undisputed, joint, joint and several, legal, equitable, secured or unsecured, and whether or not any claim for such Indebtedness, liability or obligation is discharged, stayed or otherwise affected by any proceeding under any Bankruptcy Law. Without limiting the generality of the foregoing, the Obligations of the Company and the Guarantors include (a) the obligation (irrespective of whether a claim therefor is allowed in a proceeding under any Bankruptcy Law) to pay principal, interest, fees, (including, without limitation, the Minimum Return on any Company Redemption Price, Event of Default Acceleration Amount, Fundamental Change Repurchase Price or Minimum Return Maturity Amount, whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance), and/or attorneys’ fees), and disbursements, indemnities and other amounts payable by such Person under the Transaction Documents, (b) the obligation to pay all costs and expenses incurred by the Collateral Agent and/or the Holders to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest, including but not limited to all reasonable attorneys’ fees and expenses of the Collateral Agent, the Holder or any Other Holder to enforce any Obligations whether or not by litigation, and (c) the obligation to reimburse any amount in respect of any of the foregoing that the Collateral Agent, the Holder or any Other Holder (in its reasonable discretion pursuant to the terms of this Note or any other Transaction Document) may elect to pay or advance on behalf of the Company and the Guarantors.

“Omnibus Amendment” means that certain Omnibus Amendment No. 3, dated as of November 21, 2023, by and among the Note Parties, the Buyers party thereto and the Collateral Agent.

“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note and all other Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, including all Other Notes; provided, however that the Stated Principal Amount of the Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement and the other Transaction Documents shall not exceed fifty million dollars ($50,000,000) in the aggregate without the written consent of the Required Holders. (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Indebtedness that also constitutes a Permitted Investment; (E) Subordinated Indebtedness of the Company; (F) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding; (G) Government Funding; (H) Contingent Obligations that are guarantees of Permitted Indebtedness described in clauses (A) through (G) and clauses (I) through (M); (I) so long as there exists no Event of Default or continuance of a Default, in either case, immediately before or immediately after giving effect to any such transaction, Indebtedness existing or arising under any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by the Company to provide protection against fluctuations in interest or currency exchange rates, provided, however, that such obligations are (or were) entered into by the Company or an Affiliate on a “delta neutral” (as defined by FINRA Rule 2360(a)(11)) basis and in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (J) Indebtedness in the form of insurance premiums financed through the applicable insurance company; (K) intercompany Indebtedness of Company or any Wholly-Owned Subsidiary owing to and held by Company or any Wholly-Owned Subsidiary; provided, however, that such Indebtedness is unsecured and subordinated to Company’s Obligations under the Senior Secured Convertible Notes; (L) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; and (M) Indebtedness in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, in each case in the ordinary course of business; and (N) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not (1) have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than the date that is one year following the Maturity Date or (2) have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note and the Securities Purchase Agreement. Notwithstanding anything to the contrary, the sum of the amounts described in clauses (L) and (M) shall not exceed two million dollars ($2,000,000) in the aggregate.

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Initial Closing Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least five billion dollars ($5,000,000,000) maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed two hundred thousand dollars ($200,000) at any time; (G) Investments in Wholly-Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed two hundred thousand dollars ($200,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Initial Closing Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C), (D) and (F) of the definition of Permitted Indebtedness; (L) Liens in favor of Holder or the Collateral Agent; and (M) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (J) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly-Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PIK Interest” has the meaning set forth in Section 4(B).

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to (A) reduction pursuant to Section 5, Section 6 and Section 7 and (B) reduction by an amount equal to the sum of all Amortization Payments (including any Deferred Amortization Payments) made pursuant to Section 4(A) prior to the date of determination of the Principal Amount of the Note then outstanding and (C) increase in an amount equal to the sum of all PIK Interest capitalized pursuant to Section 4, in each case, prior to the date of determination of the Principal Amount of the Note then outstanding.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement and Omnibus Amendment Agreement, dated as of November 6, 2023, by and among JMCM Holdings LLC and SherpaVentures Fund II, LP, the Note Parties and the Collateral Agent.

“Reference Property” has the meaning set forth in Section 5(I)(i)(4).

“Reference Property Unit” has the meaning set forth in Section 5(I)(i)(4).

“Reported Outstanding Share Number” has the meaning set forth in Section 5(J).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Required Reserve Amount” has the meaning in Section 8(S).

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor rule thereto), as amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“Senior Secured Convertible Notes” means this Note and the Other Notes.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 4, 2023, among the Note Parties and the Buyers (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, providing for the issuance of the Senior Secured Convertible Notes.

“Security Agreement” means that certain security agreement, dated August 4, 2023, among the Note Parties and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Security Document” has the meaning set forth in the Security Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Specified Fundamental Change” means a Fundamental Change pursuant to clause (A), (B), or (E) of such definition.

“Specified Fundamental Change Trigger Date” has the meaning set forth in Section 7(A).

“Spin-Off” has the meaning set forth in Section 5(G)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 5(G)(i)(3)(b).

“Stated Interest” has the meaning set forth in Section 4(B).

“Stated Interest Rate” means, as of any date, a rate per annum equal to twelve percent (12.0%).

“Stated Principal Amount” has the meaning set forth in the cover page of this Note.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on commercially reasonable terms and conditions satisfactory to the Required Holders in their sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’

agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 5(I)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 5(G)(i)(5).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code in effect in the State of New York (the “NY UCC”); provided, that if by reason of mandatory provisions of applicable Law, the perfection, non-perfection or priority of a security interest is governed by the Uniform Commercial Code (or any similar or equivalent legislation) in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” means the Uniform Commercial Code (or any similar or equivalent legislation) in effect in such other jurisdiction for the purposes of the provisions in the Note Documents relating to such perfection or priority.

“Undelivered Shares” has the meaning set forth in Section 5(E)(iv).

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 2. PERSONS DEEMED OWNERS.

The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. REGISTERED FORM.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. METHOD OF PAYMENT; INTEREST; MATURITY DATE PAYMENT; PREPAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Amortization. The Company shall make an amortization payment with respect to this Note equal to the applicable Amortization Payment on each Amortization Date. Each such Amortization Payment shall be paid to Holder in cash on each Amortization Date in accordance with this Section 4. Notwithstanding the foregoing: (i) by delivering a written notice to the Company at least five (5) Trading Days prior to the applicable Amortization Date, the Holder may, in its sole discretion, defer any Amortization Payment (including any prior Deferred Amortization Payment) (or any portion thereof) one or more times prior to the applicable Amortization Date to any subsequent Amortization Date (in which case such deferred Amortization Payment shall become a “Deferred Amortization Payment”), in which case, on the applicable Amortization Date, the Company will pay the Holder an amount in cash equal to such Amortization Payment (including any Deferred Amortization Payments) to be paid on such date; and (ii) the Holder shall have the right to convert any Partial Amortization Payment or Deferred Amortization Payment (or any applicable portion thereof) into Common Stock pursuant to Section 5 hereof at any time prior to the receipt of the applicable Partial Amortization Payment or Deferred Amortization Payment from the Company. Notwithstanding anything to the contrary contained in this Note or in any other Transaction Document, no Amortization Payment shall be due on February 1, 2024 or May 1, 2024, and the first Amortization Date shall be June 1, 2024, on which date an Amortization Payment in an aggregate amount equal to 22.22% of the Stated Principal Amount of this Note shall be due and payable.

(B) Interest. Except as provided in Section 10(D), this Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be payable in kind on each Interest Capitalization Date through the addition of such Stated Interest to the then outstanding Principal Amount in accordance with this Section 4(B) (“PIK Interest”); and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months. PIK Interest shall be payable in kind on each Interest Capitalization Date to the Holder of this Note on the applicable Interest Capitalization Date, by capitalizing such PIK Interest and, effective as of such Interest Capitalization Date, adding it to (and thereby increasing) the outstanding Principal Amount of this Note. For the avoidance of doubt, effective as of, and from and after, any Interest Capitalization Date, the outstanding Principal Amount of this Note shall be increased by the amount of PIK Interest paid in kind on such Interest Capitalization Date for all purposes of this Note (including, without limitation, for the purposes of the future accrual of Stated Interest on the outstanding Principal Amount of this Note and for the purposes of determining the Conversion Consideration due upon any conversion as of any date).

(C) Maturity Date Payment. On the Maturity Date, the Company will pay the Holder an amount in cash equal to (i) the then-outstanding Stated Principal Amount of this Note (as reduced by any earlier conversion, redemption or repayment on this Note), multiplied by (ii) the then applicable Minimum Return amount in effect at such time, plus accrued and uncapitalized interest on this Note (such amount, the “Minimum Return Maturity Amount”); provided that if the Maturity Date has been extended pursuant to the proviso in the definition thereof (such extended Maturity Date, the “Extended Maturity Date”), the Company will pay the Holder an amount in cash equal to the greater of (x) the Minimum Return Maturity Amount and (y) the Principal Amount plus any accrued and uncapitalized interest on this Note. On any date occurring prior to the Maturity Date that payment or prepayment in full of the Obligations hereunder occurs (or is deemed to have occurred in the case of an Event of Default Acceleration Event), the Company shall pay in full all outstanding Obligations (other than contingent indemnification obligations as to which no claim has been asserted), which shall include for the avoidance of doubt, the payment, if applicable, of any Minimum Return amount.

(D) Prepayment. Subject to Section 7, the Company may not prepay the Note without the written consent of the Required Holders.

(E) Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of the Holder, as set forth in a written notice of an account of such Holder delivered by the Holder to the Company at least one (1) Business Day before the date such amount is due.

(F) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.

Section 5. CONVERSION.

(A) Right to Convert.

(i) Generally. Subject to the provisions of this Section 5, the Holder may, at its option, convert all or any portion of the Principal Amount of this Note, plus accrued and uncapitalized interest on this Note, into Conversion Consideration.

(ii) Conversions in Part. Subject to the terms of this Section 5, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 5 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.

(B) When this Note May Be Converted.

(i) Generally. The Holder may convert this Note immediately at any time until the Close of Business on the second (2nd) Scheduled Trading Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately before the Maturity Date.

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 5, if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change or redeemed in connection with a Company Redemption, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date or Company Redemption Date, as applicable; provided, that the limitations contained in this Section 5(B)(ii) shall no longer apply to this Note (or such applicable portion) if the applicable Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date in accordance with Section 6 or the applicable Company Redemption Price is not delivered on the Company Redemption Date in accordance with Section 7.

(C) Conversion Procedures.

(i) Generally. To convert this Note, the Holder must complete, sign and deliver to the Company the conversion notice attached to this Note on Exhibit A or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable, subject to this Section 5(C)(i)) (a “Holder Conversion Notice”). For the avoidance of doubt, the Holder Conversion Notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding Holder Conversion Notice at any time until such Undelivered Shares are delivered.

(ii) Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.

(D) [Reserved].

(E) Settlement upon Conversion.

(i) Generally. The consideration (the “Conversion Consideration”) due in respect of each one thousand dollars ($1,000) Principal Amount of this Note, to be converted will, subject to Section 5(E)(ii), consist of the following:

(1) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion, plus

(2) a number of shares of Common Stock equal to (x) the aggregate accrued and uncapitalized interest on this Note to, but excluding, the Conversion Settlement Date for such conversion, divided by (y) the Conversion Price in effect on the Conversion Date for such conversion.

(ii) Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note pursuant to this Section 5 will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(iv) Company Failure to Timely Deliver Stock Payments. If (x) the Company shall fail for any reason or for no reason on or prior to the applicable Conversion Settlement Date to deliver shares of Common Stock in accordance with Section 5(C) (such shares to which Holder is entitled referred to as the “Undelivered Shares”); and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Undelivered Shares) purchases any shares of Common Stock

(whether in the open market or otherwise) to cover any such Undelivered Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either:

(1) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or

(2) promptly deliver, to the Holder, such Undelivered Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Undelivered Shares; and (y) the Daily VWAP per share of Common Stock on the applicable Conversion Date relating to such conversion.

To exercise such right, the Holder must deliver notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Undelivered Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock as required pursuant to the terms hereof. In addition to the foregoing, if the Company fails for any reason to deliver Common Stock to the Holder by the applicable Conversion Settlement Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each one thousand dollars ($1,000) of Undelivered Shares (based on the Daily VWAP on the applicable Conversion Settlement Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Conversion Settlement Date until the cash amount set forth in Section 5(E)(iv)(1) is paid to the Holder or the shares of Common Stock are delivered to the Holder pursuant to Section 5(E)(iv)(2).

(v) Effect of Conversion. If this Note is converted in full, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, the Principal Amount of this Note will cease to be outstanding and all interest will cease to accrue on this Note.

(vi) .

(F) Common Stock Issued upon Conversion. Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the

Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system. Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

(G) Adjustments to the Conversion Rate.

(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5(I) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5(G)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Section 5(G)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5(G)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3) Spin-Offs and Other Distributed Property.

(a) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5(G)(i)(1) or Section 5(G)(i)(2);

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5(G)(i)(4);

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5(G)(v);

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5(G)(i)(3)(b); and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5(I) will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5(I) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5(G)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5(G)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5(G)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 5(G)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) No Adjustments in Certain Cases.

(1) Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5(G)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5(G)(i) (other than a stock split or combination of the type set forth in Section 5(G)(i)(1) or a tender or exchange offer of the type set forth in Section 5(G)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.

(2) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5(G) and Section 5(I). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a) except as otherwise provided in Section 5(G), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(b) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(c) the issuance of any shares of Common Stock, restricted stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(d) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Closing Date (other than an adjustment pursuant to Section 5(G)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Initial Closing Date);

(e) repurchases of shares of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 5(G)(i)(5);

(f) solely a change in the par value of the Common Stock; or

(g) accrued and unpaid interest on this Note.

(iii) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:

(1) this Note is to be converted;

(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5(G)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded) after such first date.

(iv) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:

(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5(G)(i);

(2) a Note is to be converted;

(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5(C)(ii)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5(G)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(vi) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5(G)(i) or Section 5(I) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(vii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5(G)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(viii) Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 5(G), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(ix) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(x) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5(G)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

(H) Voluntary Adjustments.

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate on any portion of this Note for any period of time by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and (ii) such increase is irrevocable for the period of time specified by the Board of Directors.

(ii) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5(H)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.

(I) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, transfer, license, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 5(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 5(I); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 5(G) and Section 5(H) in a manner consistent with this Section 5(I); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 5(I). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(iii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5(I).

(J) Limitations on Conversions. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, or otherwise issue shares pursuant to this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance, the Holder together with the other Attribution Parties collectively would beneficially own in the aggregate in excess of [4.99][9.99][19.99]%1 (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of, or otherwise pursuant to, this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(J). In the event that any shares of Common Stock are not delivered to the Holder on account of the provisions of this Section 5(J) when due, the Company’s obligation to deliver such shares shall not be extinguished and the Company shall deliver such shares at such time as the Holder notifies the Company that the delivery of such shares would not cause the ownership of such Common Stock by the Holder together with its Attribution Parties to exceed the Maximum Percentage of the Company’s then outstanding shares of Common Stock. For purposes of this Section 5(J), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire in connection with this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a notice from the Holder related to the conversion of this Note or any issuance of shares of Common Stock in connection with this Note at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion or issuance of shares of Common Stock would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 5(J), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be issued

[1]	Investor to advise as to applicable blocker.

pursuant to such notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of, or otherwise pursuant to, this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares; provided further that notwithstanding anything to the contrary stated herein, the obligation of the Company to issue such shares hereunder shall survive the repayment in full, repurchase in full or conversion in full of this Note until such time as such shares are delivered hereunder. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder; provided further that if the Company has obtained the Requisite 5635(b) Stockholder Approval (as defined in the Securities Purchase Agreement), the Holder may from time to time increase or decrease the Maximum Percentage to any percentage specified in such notice, or provide that the provisions of this Section 5(J) shall no longer be applicable with respect to such Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note or receive shares pursuant to this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(J) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(J) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. The limitation in this paragraph shall cease to apply following a Common Stock Change Event if the Reference Property includes shares of stock or other securities or assets that are not listed or admitted for trading on an Eligible Exchange.

Section 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.

(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of: (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C) Fundamental Change Notice. No later than the twentieth (20th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof (provided, however, that to the extent such notice is required to be made prior to the actual public announcement of such Specified Fundamental Change, the Company shall use its best efforts to obtain the consent of the other party or parties to any confidentiality agreement relating to the transaction or transactions giving rise to such Fundamental Change to provide such notice to Holder, as well as the material terms of such transaction or transactions to Holder), stating the expected date such Fundamental Change will occur. No later than the tenth (10th) Business Day after the date of delivery of the Fundamental Change Notice, the Holder shall notify the Company in writing (a “Fundamental Change Repurchase Notice”) whether it will require the Company to repurchase this Note and specify the Fundamental Change Repurchase Date.

(D) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, the Principal Amount of this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).

(E) Partial Repurchase upon an ASE Disposition in Certain Circumstances. Notwithstanding anything in this Section 6 to the contrary, if a Fundamental Change pursuant to clause (E) of such definition occurs and the Net Cash Proceeds from such ASE Disposition are insufficient to repay the aggregate Fundamental Change Repurchase Prices for this Note (or any portion of this Note), together with all Other Notes (or any portion of any Other Notes), required by the Holder and such Other Holders, as the case may be, to be repurchased upon such Repurchase Upon Fundamental Change, then, (i) the aggregate Principal Amount of this Note and such Other Notes required by the applicable Holders to be repurchased upon such Repurchase Upon Fundamental Change shall be limited to an aggregate Principal Amount of this Note and such Other Notes for which the aggregate Fundamental Change Repurchase Prices of such Senior Secured Convertible Notes do not exceed the Net Cash Proceeds with the Principal Amount of each such Senior Secured Convertible Note reduced on a pro rata basis (based on the Principal Amount the Holders have required the Company to repurchase in such Repurchase Upon Fundamental Change) in an amount sufficient so that the Net Cash Proceeds from such ASE Disposition are sufficient to repay the aggregate Fundamental Change Repurchase Prices for the Senior Secured Convertible Notes required by the applicable Holders to be repurchased upon such Repurchase Upon Fundamental Change; provided, however, that if only the Holder and no Other Holder has required the Company to repurchase its Senior Secured Convertible Note (or any portion thereof) in such Repurchase Upon Fundamental Change and the Net Cash Proceeds from such ASE Disposition are insufficient to repay the Fundamental Change Repurchase Price for this

Note (or any portion thereof subject to repurchase), the Principal Amount of this Note subject to such Repurchase Upon Fundamental Change shall be reduced in an amount sufficient so that the Net Cash Proceeds from such ASE Disposition are sufficient to repay the Fundamental Change Repurchase Price for this Note (or any portion of this Note), to be repurchased upon such Repurchase Upon Fundamental Change, (ii) if any Senior Secured Convertible Note, including this Note (or any portion thereof), to be repurchased upon such Repurchase Upon Fundamental Change is submitted for conversion in part after the date the Company has delivered the Fundamental Change Repurchase Notice, the portion of such Senior Secured Convertible Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for such Repurchase Upon Fundamental Change and any such converted Principal Amounts allocated to the other Holders accordingly, and (iii) from and after the date the related Fundamental Change Repurchase Price is paid in full with respect to such agreed portion of this Note and the Other Notes, such portion of the Principal Amount of this Note will cease to be outstanding and interest will cease to accrue on such portion of this Note.

Section 7. REDEMPTION OF THIS NOTE

(A) Company Redemption Election Following a Specified Fundamental Change. This Note may not be prepaid or redeemed at the Company’s option prior to a Specified Fundamental Change. After the first effective date of any Specified Fundamental Change (the “Specified Fundamental Change Trigger Date”), the Company may redeem all (but not less than all) of the then outstanding Principal Amount of this Note at a cash redemption price equal to the Company Redemption Price (a “Company Redemption”) at any time, on a date to be determined by the Company (a “Company Redemption Date”); provided that, (i) the Company must elect to redeem all (but not less than all) of the then outstanding Principal Amount of this Note and the Other Notes; (ii) the Company must provide notice (a “Company Redemption Notice”) thereof at least ten (10) Business Days prior to such Company Redemption Date to the Holder and all Other Holders and certify that the Equity Conditions are satisfied on the date such Company Redemption Notice was delivered to the Holder, (iii) the Company Redemption Date may not be earlier than twenty (20) Business Days after the Specified Fundamental Change Trigger Date, and (iv) the Equity Conditions are satisfied as of the date the Company Redemption Notice was delivered; provided, further, that, for the avoidance of doubt, Holder may, at its option, convert all or any part of this Note following a Company Redemption Notice and prior to the Company Redemption Date and any portion of Holder’s Note not so converted as of the Close of Business on the Scheduled Trading Day prior to the Company Redemption Date will be redeemed in full on the Company Redemption Date. Notwithstanding the foregoing, this Section 7(A) will cease to have any force and effect if (i) any Default or Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(B) Effect of Company Redemption. If this Note (or any portion of this Note) is redeemed pursuant to Section 7(A), then, from and after the date the related payment pursuant to Section 7(A) is paid in full, as applicable, this Note will cease to be outstanding and interest will cease to accrue on this Note.

Section 8. AFFIRMATIVE AND NEGATIVE COVENANTS.

(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B) Corporate Existence. Subject to Section 9, the Company will cause to preserve and keep in full force and effect:

(i) its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and

(ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such rights (charter and statutory), license or franchise or existence of any of its Subsidiaries if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.

(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) any Subordinated Indebtedness.

(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; or (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ Obligations under the Notes or any Transaction Document, including without limitation, the payment of interest and principal thereon.

(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F) Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; provided that the Company may not make any Investment (including a Permitted Investment) or permit any of its Subsidiaries to make any Investment (including a Permitted Investment) if (i) any Event of Default has occurred hereunder or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a Wholly-Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) individually or two hundred thousand dollars ($200,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) individually and two hundred thousand dollars ($200,000) in the aggregate during any calendar year. If there are dividends or distributions made by the Company or any Subsidiary, within one (1) Business Day following the date on which the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q with the Commission, the Company will provide the Holder with a written notice setting forth the aggregate amount of dividends or distributions made by the Company or any Subsidiary pursuant to this Section 8(G) for the period covered by such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. Notwithstanding anything herein to the contrary, the Company shall not, and shall not allow any Subsidiary to, declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest if (A) any Event of Default has occurred hereunder and has not been waived by the Required Holders or (B) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default with respect to Section 10(A)(ii), Section 10(A)(iv), Section 10(A)(vi), Section 10(A)(ix), Section 10(A)(x), Section 10(A)(xi), Section 10(A)(xiii) or Section 10(A)(xv).

(H) Transfers. The Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole), except for Permitted Transfers and Permitted Investments and except as otherwise permitted by Section 9.

(I) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(J) Budget. No later than December 31 of each year, beginning with the fiscal year ending December 31, 2024, the Company shall deliver to Holder a Budget for such upcoming fiscal year, which Budget shall be approved in writing by the Required Holders in their sole discretion. The Company shall not, without the prior written consent of the Required Holders, permit actual cash expenditures for any preceding 12 month period (or the period commencing the Initial Closing Date, if shorter) to exceed forecasted cash expenditures for such period as set forth in the most recent Budget delivered to the Holder by more than $100,000. On or prior to the first (1st) Business Day of each month, the Company shall provide to the Holder a certification, in the form attached hereto as Exhibit B, executed on behalf of the Company by the Chief Financial Officer of the Company (a “Compliance Certificate”), certifying whether or not the Company has satisfied the requirements of Section 8(D), Section 8(G), this Section 8(J) and Section 8(CC) as of the immediately preceding calendar month. If the Company determines in its sole discretion that such information constitutes material non-public information, then the Company will so indicate in the certification provided pursuant to the preceding sentence and the Company will concurrently disclose such material non-public information on a Current Report on Form 8-K or otherwise.

(K) Maintenance of Books and Records. The Company shall, and the Company shall cause each of its Subsidiaries to, maintain and preserve proper books of record and account in conformity with GAAP and all applicable requirements of any governmental authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

(L) Amendments to Organizational Documents and Material Contracts. The Company shall not amend, restate, supplement or otherwise modify any of its organizational documents or those of its Subsidiaries or any agreement to which it is a party with respect to any Equity Interests of the Company or its Subsidiaries, as applicable, or enter into any new agreement with respect to its Equity Interests other than with respect to the ASE Disposition, without the prior written consent of the Required Holders. The Company shall not, without the prior written consent of the Required Holders, amend or permit any amendments to, or terminate or waive any provision of, any material contract, agreement or instrument to which the Company or its Subsidiaries are party.

(M) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Initial Closing Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, exit any material line of business conducted by the Company and each of its Subsidiaries on the Initial Closing Date. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(N) Maintenance of Properties, Etc. The Company shall maintain and preserve, and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(O) Maintenance of Intellectual Property. The Company will take, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(P) Maintenance of Insurance. The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(Q) Transactions with Affiliates. Neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate (other than the Company or any of its Wholly-Owned Subsidiaries), except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(R) Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Senior Secured Convertible Notes (other than as contemplated by the Securities Purchase Agreement and the Senior Secured Convertible Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Senior Secured Convertible Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ Obligations under the Senior Secured Convertible Notes, including, without limitation, the payment of principal thereon.

(S) Share Reserve. So long as any Senior Secured Convertible Note or any Warrants (as defined in the Securities Purchase Agreement) remain outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Common Stock equal to (i) the sum of (x) one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Common Stock under the outstanding Warrants, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Holders), plus (y) one hundred percent (100%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of all Senior Secured Convertible Notes issued pursuant to the

Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount of Senior Secured Convertible Notes through the Maturity Date, and the denominator of which shall be the applicable Conversion Price (the “Required Reserve Amount”); provided, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 8(S) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(T) Independent Investigation. At the request of the Required Holders at any time the Required Holders have determined in good faith that (i) an Event of Default has occurred or (ii) any event or circumstance has occurred and is continuing which, with the giving of notice or passage of time or both, could constitute an Event of Default but the Company has not timely agreed to such determination in writing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Required Holders to investigate as to whether such Event of Default or event or circumstance has occurred (the “Independent Investigator”). If the Independent Investigator determines that such Event of Default or event or circumstance has occurred, the Independent Investigator shall notify the Company of such Event of Default or occurrence of such event or circumstance and the Company shall promptly deliver written notice to the Holder of such Event of Default if such Event of Default has occurred. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, any of the Company’s officers, directors, key employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries; provided, that the Company’s chief executive officer and chief financial officer shall be invited to join any such discussion), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

(U) [Reserved].

(V) Fiduciary Duties. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company, the Holder will not have any obligations hereunder except those obligations expressly set forth herein (and in the Securities Purchase Agreement) and the Holder is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Note and not as a fiduciary or agent of the Company. The Company agrees that it will not assert any claim against the Holder based on an alleged breach of fiduciary duty by the Holder in connection with the Note. The Company acknowledges that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

(W) Rule 144. The Company shall cause this Note and any shares of Common Stock issuable pursuant to this Note to be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six (6) months following the Issue Date. If this Note is to be transferred, the Holder shall notify the Company and surrender this Note to the Company (or provide the Company an affidavit in a form reasonably acceptable to the Company that this Note was lost, stolen or destroyed), whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request. The Company shall not be obligated to pay any tax which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Notes in the name of any Person other than the Holder.

(X) Deposit Accounts. The Company shall pay when due any and all fees and expenses owed by it under all deposit accounts located in the United States and subject to a Control Agreement entered into in favor of the Collateral Agent.

(Y) [Reserved].

(Z) Additional Guarantors. The Company shall not, and it shall not permit its Subsidiaries to, establish, create or acquire any Subsidiary or Parent Entity unless such new Subsidiary or Parent Entity, as applicable, becomes a Guarantor under the Guaranty Agreement. The Company shall cause any such Subsidiary or Parent Entity to enter into the Guaranty Agreement and deliver to the Holders the following:

(i) a joinder agreement in respect of the Guaranty Agreement;

(ii) a certificate signed by an authorized officer of the Company making the representations and warranties in Section 3 of the Securities Purchase Agreement that relate to the Company’s Subsidiaries are made with respect to such new Subsidiary or Parent Entity and the Guaranty Agreement, as applicable, as of the date of such certificate; and

(iii) an opinion of counsel addressed to each of the Holders of the Notes satisfactory to the Required Holders, to the effect that the Guaranty Agreement by such Person has been duly authorized, executed and delivered and that the Guaranty Agreement constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(AA) [Reserved].

(BB) Tag Along Rights. Prior to entering into any transaction that would result in a Specified Fundamental Change, (i) the Company shall use best efforts to share information and material terms about such transaction with Holder, subject to the entry by Holder to a customary confidentiality agreement, and (ii) if so notified by Holder of Holder’s interest in “tagging along” with such transaction or transactions that will give rise to such Specified Fundamental Change, the Company shall convey Holder’s interest to the counterparty or counterparties to such transaction or transactions, and use reasonable efforts to facilitate a negotiation between Holder and the counterparty or counterparties.

(CC) Notice of Litigation. The Company shall notify the Holder in writing promptly, and in no event later than three (3) Business Days following receipt of any notice thereof, the threat or commencement of, or any material development in, any litigation (including any governmental proceeding or arbitration proceeding), tax audit or investigative proceeding, claim, lawsuit, and/or investigation against or involving the Company or any of its Subsidiaries or any of their businesses or operations.

Section 9. SUCCESSORS.

The Company will not be acquired by, combine with, consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, transfer, license, lease or otherwise dispose, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that (or, if applicable, its Parent Entity) expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s Obligations under this Note; and

(B) immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 10. DEFAULTS AND REMEDIES

(A) Events of Default. “Event of Default” means the occurrence of any of the following (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i) a default in the payment when due of an Amortization Payment, the Principal Amount, the Event of Default Acceleration Amount, the Company Redemption Price, the Minimum Return Maturity Amount or the Fundamental Change Repurchase Price under this Note;

(ii) failure by the Company to deliver the Conversion Consideration to Holder upon conversion on the Conversion Settlement Date pursuant to this Note;

(iii) the guarantees contained in the Guaranty Agreement shall cease, for any reason, to be in full force and effect or the Company or any Guarantor shall so assert;

(iv) a default in the Company’s obligation to timely deliver a Fundamental Change Notice pursuant to Section 6(C) or Compliance Certificate pursuant to Section 8(J) and such default continues for five (5) Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice or Compliance Certificate;

(v) any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred or as to whether the Equity Conditions have been satisfied;

(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clauses (i)—(v) or (vii) – (xix) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document or certificate delivered by the Company or its officers to Holder; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within ten (10) Business Days after its occurrence;

(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(viii) the Company fails to comply with any covenant set forth in Section 8(D), Section 8(E), Section 8(F), Section 8(G), Section 8(H), Section 8(J), Section 8(R), Section 8(S), Section 8(X), Section 8(Z), Section 8(AA) or Section 9 of this Note, or Section 4(e), Section 4(j), Section 4(m), Section 4(w), Section 4(y), Section 4(z), Section 4(cc), and Section 4(dd) in the Securities Purchase Agreement and Section 9(a) of the Reaffirmation Agreement.

(ix) the suspension from trading or failure of the Common Stock to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Common Stock) on which the Common Stock is traded for a period of three (3) consecutive Trading Days;

(x) (i) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of at least two hundred thousand dollars ($200,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Initial Closing Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) of at least two hundred thousand dollars ($200,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of two hundred thousand dollars ($200,000) to become or be declared due prior to its stated maturity;

(xi) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of thirty (30) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xii) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A. of the General Instructions to Form S-3;

(xiii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five (5) Trading Days;

(xiv) any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(xv) any material damage to, or loss, theft or destruction of, any Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by two hundred thousand dollars ($200,000) or more shall be deemed to be material), whether or not insured (other than any damage, loss or destruction coincident with and resulting from the Company’s business as a launch services provider), or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 10(A)(xv) will not require any curtailment of revenue.

(xvi) at any time the shares of Common Stock issuable upon conversion of this Note or exercise of the Warrants issued pursuant to the Securities Purchase Agreement are not Freely Tradeable on or after August 1, 2024 (or such later date as the Required Holders may agree in writing (including, for the avoidance of doubt, via e-mail) in their sole discretion);

(xvii) any Bankruptcy Event occurs:

(xviii) the Company’s stockholders approve any plan for the liquidation or dissolution of the Company;

(xix) a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xx) a Specified Fundamental Change;

(xxi) the occurrence of any default, event of default or breach under, or any termination of, or any similar event or circumstance reasonably likely to give rise to a termination of, any material contract of the Company or its Subsidiaries as a result of any conversion of this Note or any Other Notes or exercise of any Warrants by the holder thereof.

(B) Acceleration.

(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xvii) occurs with respect to the Company or any Significant Subsidiary (and not solely with respect to a Subsidiary of the Company that is not a Significant Subsidiary), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable in cash in an amount equal to the Event of Default Acceleration Amount without any further action or notice by any Person.

(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xvii) with respect to the Company or any Significant Subsidiary and not solely with respect to a Subsidiary of the Company that is not a Significant Subsidiary) occurs and has not been waived by the Required Holders, unless the principal amount of all of the Notes shall have already become due and payable, then the Required Holders, by notice to the Company, may declare this Note (or any portion thereof) to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to the Event of Default Acceleration Amount.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the Principal Amount of this Note shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Note, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on this Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case (except as provided in the immediately succeeding sentence) the Required Holders, by written notice to the Company may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including any Amortization Payment, the Company Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, this Note, (ii) a failure to redeem or repurchase this Note when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of this Note.

(iii) Event of Default Acceleration Event. Upon the occurrence of any Event of Default Acceleration Event (including, without limitation, the occurrence of any Event of Default set forth in Section 10(A)(xvii), the Event of Default Acceleration Amount will be automatically due and payable, including the Minimum Return amount thereon, in accordance with the terms hereof as though such Indebtedness was voluntarily prepaid at such time and shall constitute part of the Obligations, whether due to acceleration pursuant to the terms of this Note (in which case it shall be due immediately, upon the giving of an Event of Default Notice pursuant to Section 10(B)(ii), or automatically, in accordance with

Section 10(B)(i), by operation of law or otherwise (including, without limitation, on account of any bankruptcy filing or any other Event of Default Acceleration Event (including without limitation, a Bankruptcy Event occurring automatically upon the Company or any of its Subsidiaries becoming insolvent within the meaning of 11 U.S.C. §101(32)), in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Holder or profits lost by the Holder as a result of such acceleration, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Holder as a result thereof. The Event of Default Acceleration Amount, including the Minimum Return amount, shall be fully earned on the Issue Date and due and payable immediately upon the occurrence of any Event of Default Acceleration Event. The Event of Default Acceleration Amount shall be in addition to any reimbursement obligations or other amounts payable in connection with the Transaction Documents. Any Minimum Return amount (or, if required, each of the Minimum Return amounts) payable pursuant to this Note shall be presumed to be the liquidated damages sustained by the Holder as the result of the applicable triggering event and the Company agrees that Minimum Return amount is reasonable under the circumstances currently existing. In the event the Obligations are reinstated in connection with or following any applicable triggering event, it is understood and agreed that the Obligations shall include any Minimum Return amount payable in accordance with this Note, including with respect to the Event of Default Acceleration Amount. The Minimum Return amount shall also be payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. If the Minimum Return amount becomes due and payable pursuant to this Note, the Minimum Return amount shall be deemed to be principal of the Notes and Obligations under the Transaction Documents and interest shall accrue on the full Principal Amount of the Notes (including on the Minimum Return amount) from and after the applicable triggering event. In the event that any Minimum Return amount is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, the Minimum Return amount shall nonetheless constitute Obligations under this Note and the Transaction Documents for all purposes hereunder and thereunder. THE ISSUER HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MINIMUM RETURN AMOUNT AND ANY DEFENSE TO PAYMENT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE. The Company and the Holder acknowledge and agree that any Minimum Return amount due and payable in accordance with this Note and the Transaction Documents does not and shall not be deemed to constitute unmatured interest, whether under Section 5.02(b)(2) of the Bankruptcy Code or otherwise. The Company further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation. The parties have agreed on the Minimum Return amount because it captures the attractiveness of the investment in this Note and the opportunity cost to the Holder for its capital investment because the Holder is an investor with limited ability to recycle capital and the Minimum Return amount reflects the parties’ view on risk return. The Company and the Holder agree (and each Person that accepts an interest in the Note or Obligations from time to time by their acceptance of such Note or interest agrees) that the Minimum Return amount is not to be construed as part of a headline interest rate, but instead compensation specifically reflecting the Holder’s agreement to forego receiving additional compensation, fees and pricing on the Issue Date in return for the Company agreeing to pay the Minimum Return amount and that the payment of such amounts reflect each Holder’s capital anticipated to be returned for the specific investment of the Holder’s capital after taking into account the relative risk of the investment in this Note and agreement to receive cash payment of that portion of their compensation at a date later than the Issue Date. The Company expressly acknowledges and agrees that, prior to executing this Note and the Transaction Documents, it has had the opportunity to review, evaluate, and negotiate the Minimum Return amount and the calculations thereof with its advisors, and that (i) the Minimum Return amount are each reasonable and each is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Minimum Return amount shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 10(B)(iii), (v) the Company’s agreement to pay the Minimum Return amount is a material inducement to the Holder’s agreement to purchase this Note, and (vi) the Minimum Return amount represent a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Holder and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holder or profits lost by the Holder as a result of such any applicable triggering event.

(C) Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default to the Holder (an “Event of Default Notice”), which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Default underlying such Event of Default initially occurred, if different than the date on which the Event of Default occurred.

(D) Default PIK Interest. If a Default or an Event of Default occurs, then in each case, to the extent lawful, interest (“Default PIK Interest”) will automatically accrue on the Principal Amount outstanding as of the date of such Default or Event of Default at a rate per annum equal to fifteen percent (15%), from, and including, the date of such Default or Event of Default, as applicable, to, but excluding, the date such Default is cured. Default PIK Interest hereunder will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable in arrears in kind on the earlier of (i) the first day of each calendar month, (ii) the date such Default is cured, (iii) any Fundamental Change Repurchase Date, Conversion Settlement Date or any date that an Event of Default Acceleration Amount is paid by the Company to the Holder, and (iv) the Maturity Date. Default PIK Interest shall be payable in kind in the same manner as PIK Interest pursuant to Section 4(B), by capitalizing such Default PIK Interest and adding it to (and thereby increasing) the outstanding Principal Amount of this Note.

Section 11. RANKING.

All payments due under this Note shall rank (i) pari passu with all Other Notes, (ii) effectively senior to all unsecured obligations of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.

Section 12. REPLACEMENT NOTES.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 13. NOTICES.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, CA 94501

Attention: Axel Martinez

Email address: axel@astra.com

With a copy (which shall not constitute notice) to:

Cozen O’Connor

33 South Sixth Street

Suite 3800

Minneapolis, MN 55402

Attention: Katheryn A. Gettman, Esq.

Email address: kgettman@cozen.com.

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by e-mail to its e-mail address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 14. SUCCESSORS AND ASSIGNS.

All agreements of the Company in this Note will bind its successors and will inure to the benefit of the Holder’s permitted successors and assigns.

Section 15. SEVERABILITY.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 16. HEADINGS, ETC.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 17. AMENDMENTS

This Note may not be amended, supplemented or modified unless in writing by the Company and the Required Holders, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Notwithstanding the foregoing, without the consent of each Holder, no amendment, supplement, modification or waiver may:

(A) reduce the Principal Amount of Notes whose Holders must consent to an amendment or make any change to this Section 17;

(B) reduce the Stated Interest Rate or rate of Default PIK Interest;

(C) reduce the Principal Amount or Stated Principal Amount of this Note or change the Maturity Date of this Note;

(D) make any change that adversely affects the conversion right of this Note, including, without limitation, reducing the Conversion Rate;

(E) reduce the Company Redemption Price, Event of Default Acceleration Amount, Fundamental Change Repurchase Price or Minimum Return Maturity Amount, or reduce the amounts specified in the definition of “Minimum Return”;

(F) make this Note payable in money, or at a place of payment, other than that stated in this Note;

(G) make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Notes or any other Transaction Documents that requires the consent of each affected Holder; or

(H) change the ranking of this Note.

Section 18. GOVERNING LAW; WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 19. SUBMISSION TO JURISDICTION.

The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in the Court of Chancery of the State of Delaware; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such court in any such suit, action or proceeding.

Section 20. ENFORCEMENT FEES.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable and documented attorneys’ fees and expenses.

Section 21. ELECTRONIC EXECUTION.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 22. SECURITY AGREEMENT.

By its acceptance of this Note, the Holder agrees to be bound by the terms of the Security Agreement and the other Transaction Documents and expressly acknowledges and agrees to the provisions related to the rights, protections, exculpations, and indemnification of the Collateral Agent therein.

Section 23. ORIGINAL ISSUE DISCOUNT LEGEND.

For purposes of Sections 1272, 1273, and 1275 of the Internal Revenue Code of 1986, as amended, this Note is being issued with “original issue discount.” Please contact: Axel Martinez, Chief Financial Officer at Astra Space, Inc., 1900 Skyhawk Street, Alameda, California, 94501, telephone: axel@astra.com to obtain information regarding the issue price, the issue date, the amount of original issue discount, and the yield to maturity.

* * *

Exhibit A

Form of Conversion Notice

Astra Space, Inc.

Senior Secured Convertible Note due 2025

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $    ,000 in accordance with the following details.

Shares of Common Stock to be delivered:

Uncapitalized interest amount as of the Conversion Settlement Date:

DTC Participant Number:

DTC Participant Name:

Date: __________________	(Legal Name of Holder)

By:
Name:
Title:

Exhibit B

Form of Monthly Covenant Compliance Certificate

The undersigned, the duly qualified and elected Chief Financial Officer of Astra Space, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to the Senior Secured Convertible Note due 2025, issued on [ • ] (the “Note”) by the Company and the other Note Parties to [ • ], that:

(i) the Company satisfied the requirements of Section 8(D) of the Note during the calendar month ended [ • ];

(ii) the Company satisfied the requirements of Section 8(G) of the Note during the calendar month ended [ • ];

(iii) the Company satisfied the requirements of Section 8(J) of the Note during the calendar month ended [ • ]; and

(iv) the Company satisfied the requirements of Section 8(CC) of the Note during the calendar month ended [ • ].

Capitalized terms used herein without definition shall have the meanings given to such terms in the Note.

ASTRA SPACE, INC.

By:
Name: Axel Martinez
Title: Chief Financial Officer

Date: __________________